UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

Legence Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-42838	33-2905250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Las Plumas Avenue
San Jose, CA	95133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 534-3623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	LGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Legence Corp. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on June 11, 2026. At the Annual Meeting, the Company’s stockholders approved the Legence Corp. 2026 Employee Stock Purchase Plan (the “ESPP”), which had been previously approved by the Company’s Board of Directors, subject to stockholder approval. The ESPP is designed to allow eligible employees of the Company and certain designated subsidiaries of the Company to purchase shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), at a discount to the market price, subject to the requirements of Section 423 of the U.S. Internal Revenue Code of 1986, as amended, and the terms of the ESPP. Up to 1,580,053 shares of Class A Common Stock are authorized for issuance pursuant to the ESPP, which number is subject to adjustment for certain corporate and recapitalization events as described in the ESPP. A further description of the ESPP is set forth in Proposal 4 of the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2026 (the “Proxy Statement”).

The foregoing description of the ESPP is not complete, is subject to and is qualified in its entirety by reference to the full text of the ESPP, which was filed as Exhibit 4.3 to the Company’s registration statement on Form S-8 filed on March 6, 2026 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As described above, the Company held the Annual Meeting on June 11, 2026, at which there were 108,037,932 shares of Class A Common Stock and Class B common stock, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, “Common Stock”), entitled to vote at the Annual Meeting, and of which 100,342,575 shares of Common Stock, or approximately 93%, were voted. At the Annual Meeting, the Company’s stockholders voted on the following proposals, each of which is described in more detail in the Proxy Statement. The final voting results for each proposal are set forth below.

Proposal 1: Election of Class I Directors

NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
David Coghlan	96,766,776	1,481,954	2,093,845
Bilal Khan	77,227,300	21,021,430	2,093,845

As a result, the above individuals were elected to serve as Class I directors on the Company’s Board of Directors until the Company’s 2029 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

Proposal 2: Approval, on a Non-Binding Advisory Basis, of 2026 Named Executive Officer Compensation

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
95,847,463	2,119,206	282,061	2,093,845

As a result, the 2026 compensation of the Company’s named executive officers (“NEOs”) was approved on a non-binding advisory basis.

Proposal 3: Approval, on a Non-Binding Advisory Basis, of the Frequency of Future Advisory Votes on NEO Compensation

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
97,839,229	4,933	400,441	4,127	2,093,845

As a result, the frequency of every one year for future advisory votes on NEO compensation was approved on a non-binding advisory basis. After considering these results, the Company determined that it would hold an advisory vote on NEO compensation every one year until the next stockholder vote on the preferred frequency of future advisory votes on the compensation of our NEOs.

Proposal 4: Approval of the Legence Corp. 2026 Employee Stock Purchase Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
98,024,042	4,856	219,832	2,093,845

As a result, the ESPP was approved.

Proposal 5: Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2026

FOR	AGAINST	ABSTAIN
100,320,150	17,381	5,044

As a result, the Company’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Legence Corp. 2026 Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.3 to the Company’s registration statement on Form S-8 filed on March 6, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGENCE CORP.

Dated: June 11, 2026	By:	/s/ Stephen Butz
	Name:	Stephen Butz
	Title:	Chief Financial Officer